UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2013 (January 24, 2013)

PLX TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-25699	94-3008334
(Commission File Number)	(I.R.S. Employer Identification No.)

870 W. Maude Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 774-9060

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 24, 2013, the Board of Directors of PLX Technology, Inc. (the “Company”) approved amendments to the Amended and Restated Bylaws of the Company.  A copy of the Amended and Restated Bylaws, as amended by the amendments adopted on January 24, 2013, is attached as exhibit 3.1, and the description of the amendments set forth below is qualified in its entirety by reference to the full text of the bylaws as set forth in exhibit 3.1.

The following is a brief summary of the substantive amendments, adopted on January 24, 2013, to the indicated sections of the bylaws:

•                  Special Meetings:  Section 2.3 has been amended to clarify that the Chairman, President or Board of Directors, and no other persons, may call special meetings of stockholders.

•                  Clarification of deadlines for stockholder proposals:  language has been added to Sections 2.9 and 2.10 to clarify that in situations where, as in 2012, the annual meeting has been moved by more than 30 days from the date the meeting was held in the prior year (e.g., 2011), the deadlines for stockholder proposals in the current year (e.g., 2013) will be the dates disclosed in the proxy statement distributed for the prior year’s (2012) annual meeting.

•                  Additional disclosure to be required for stockholders making proposals:  Section 2.10 has been amended to clarify and add required disclosures in relation to stockholders proposing director nominees or other business at an annual meeting and in relation to directors proposed to be nominated by stockholders.

•                  No Action by Written Consent:  Section 2.11 has been amended to the effect that the Company’s stockholders are not entitled to act by written consent, and other sections that previously referred to such written consents have been amended to delete these references.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of PLX Technology, Inc.

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated Bylaws of PLX Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.
(the Registrant)

By:	/s/ ARTHUR WHIPPLE
Arthur Whipple
Chief Financial Officer

Dated: January 29, 2013